Exhibit 99.1

www.summerenergy.com SYMBOL:  SUME

Summer Energy Holdings, Inc. announces acquisition of REP Energy, LLC.

For Immediate Release:

Houston, Texas –November 7, 2017

Summer Energy Holdings, Inc., the parent company of Summer Energy, LLC, a retail electric provider based in Houston, Texas, announced today that it had acquired REP Energy, LLC.  REP Energy, a retail electric provider operating in the Northeastern U.S., holds licenses in Massachusetts, New Hampshire and Connecticut and currently serves over 4,000 residential and commercial customers.

Neil Leibman, CEO of Summer Energy, stated, “We believe this acquisition provides the opportunity to grow into several key markets. REP Energy has established relationships which will be a great addition to our current Marketing efforts as well as provide our Texas brokers cross-selling opportunities in additional states.”

In 2015, Summer Energy announced it had surpassed 100,000 Residential Customer Equivalents (RCEs) and was recently named 2017 Supplier of the Year by The Energy Professionals Association (TEPA).

About Summer Energy Holdings, Inc.: Summer Energy Holdings, Inc. is the parent company of Summer Energy, LLC, a Texas-based retail electric provider which entered the market in February 2012.  Summer Energy offers residential and all size commercial customers in the Texas restructured retail energy market competitive prices, pricing choices, and improved customer friendly service.

Forward-Looking Statements:

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “will,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or

800 Bering Drive Suite 260, Houston, Texas  77057

www.summerenergy.com  Symbol: SUME

implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

For More Information Contact:

Angela Hanley, President

Direct:  713-375-2777

800 Bering Drive Suite 260, Houston, Texas  77057

www.summerenergy.com  Symbol: SUME